                                        EXHIBIT 8.1

                                    March 31, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

   Re:      Bear Stearns Alt-A Trust 2006-2, Mortgage Pass Through Certificates 2006-2

Ladies and Gentlemen:

      We have advised Structured Asset Mortgage  Investments II Inc. (the "Registrant") with respect to certain  federal income tax aspects of the issuance by the Registrant of the Bear
Stearns Alt-A Trust 2006-2,  Mortgage Pass-Through  Certificates 2006-2 (the "Certificates")
issuable in series.  Such advice conforms to the description of selected  federal income tax consequences to holders of the  Certificates  that appears under the heading "Federal Income
Tax  Consequences" in the prospectus (the  "Prospectus")  forming a part of the Registration
Statement  on  Form  S-3 as  filed  by the  Registrant  with  the  Securities  and  Exchange
Commission under the Securities Act of 1933, as amended (the "Act"),  on March 10, 2006 (the
"Registration  Statement").  Such  description  does not  purport  to discuss  all  possible income  tax  ramifications  of  the  proposed  issuance,  but  with  respect  to  those  tax consequences  which are  discussed,  in our  opinion  the  description  is  accurate  in all material respects, and we hereby confirm and adopt that description as our opinion herein.

      We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement and to the use of our name wherever  appearing in the  Registration  Statement and the Prospectus  contained  therein.  In giving such consent,  we do not consider that we are
"experts,"  within the  meaning of the term as used in the Act or the rules and  regulations of the  Commission  issued  thereunder,  with  respect  to  any  part  of  the  Registration
Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP